EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 33-62156, 333-8063, and 333-19667 of HEICO Corporation on Forms S-8 of
our report dated December 27, 1996, appearing in this Annual Report on Form 10-K of HEICO Corporation for the year ended October 31, 1996.




DELOITTE & TOUCHE LLP
Certified Public Accountants
Miami, Florida
January 24, 1997